UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 13, 2003

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

A Delaware Corporation	Commission File Number	IRS Employer Identification No.
(State or other Jurisdiction of Incorporation)	000-31257	84-1421844

380 Interlocken Crescent, Broomfield, Colorado  80021

(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200

(Registrant’s telephone number, including area code)

Item 5.            Other Events

                McDATA will be holding its Annual Meeting of Stockholders on August 27, 2003 at Noon (Mountain Time) at the Omni Interlocken Resort located at 500 Interlocken Boulevard, Broomfield, Colorado.

                Solely for the purpose of diversifying a low percentage of his holdings, on June 13, 2003, Ernest Sampias, our Senior Vice President of Finance and Chief Financial Officer, entered into a Rule 10b5-1 Selling Plan with Deutsche Bank Alex Brown for the exercise of up to 12,500 Class B common stock options and the sale of such underlying shares to occur not until after August 31, 2003 subject to a limit order price of at least $15 per share.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation

By: /s/ Thomas O. McGimpsey
Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated:   June 13. 2003